SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                                 FORM 8-A/A

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                     AQUILA BIOPHARMACEUTICALS, INC.
           (Exact Name of Registrant as Specified in Charter)



        Delaware                                             04-3307818
(State of Incorporation or Organization)                   (IRS Employer
                                                        Identification No.)



175 Crossing Boulevard, Framingham, MA                         01702
(Address of Principal Executive Offices)                    (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box

Securities to be registered pursuant to Section 12(b) of the Act:      None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock Purchase Rights
 (Title of Class)



Item 1.  Description of Securities to be Registered.

        On September 18, 1998, the Company's Board of Directors voted to amend the Shareholder Rights Agreement by deleting the provisions relating to "Continuing Directors."

Item 2.  Exhibits.

	Exhibit 1.	Amendment to Shareholder Rights Agreement, dated September
18, 1998, between Aquila Biopharmaceuticals, Inc. and American Stock Transfer and Trust Company, as Rights Agent.

SIGNATURES

	Pursuant to the requirements of Section 12 of the Securities Exchange Act of
1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  September 23, 1998                  AQUILA BIOPHARMACEUTICALS, INC.


                                                     /s/ Alison Taunton-Rigby
						By:_________________________________
						      Alison Taunton-Rigby,
                                                      Chief Executive Officer